             INSTRUCTIONS AS TO USE OF APPLIED MAGNETICS CORPORATION
                            SUBSCRIPTION WARRANTS

          CONSULT CHASEMELLON SHAREHOLDER SERVICES, L.L.C., YOUR BANK
                         OR BROKER WITH ANY QUESTIONS

          The following instructions relate to a rights offering (the "Rights Offering") by Applied Magnetics Corporation, a Delaware corporation (the "Company"), to the holders of its Common Stock (the "Common Stock"), as described in the Company's Prospectus dated July ___, 1999 (the "Prospectus"). Holders of record of shares of the Common Stock at the close of business on ________, 1999 (the "Record Date") are receiving one (1) transferable subscription right (collectively, the "Rights") for each share of the Common Stock held on the Record Date. Holders of Rights are entitled to purchase one (1) share of Common Stock for every one (1) Right granted (the "Basic Subscription Privilege"), upon payment of $[0.00] in cash per share of Common Stock purchased (the "Subscription Price"). In this Rights Offering, the Company is distributing an aggregate of ______ Rights exercisable to purchase an aggregate of ______ shares of Common Stock (the "Shares").

          In addition, subject to the proration described below, each holder of Rights who fully exercises the Basic Subscription Privilege also has the right to subscribe at the Subscription Price for additional Shares (the "Oversubscription Privilege"). Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all the Shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date. If the Shares so available (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the available Excess Shares will be allocated pro rata among holders of the Rights exercising the Oversubscription Privilege, in proportion to the number of Shares each such holder has purchased pursuant to his or her respective Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining Excess Shares will be allocated among all other holders exercising Oversubscription Privileges. See discussion set forth under "The Rights Offering" in the Prospectus.

          No fractional shares or cash in lieu thereof will be issued or paid. The number of shares which may be purchased by the exercise of Rights distributed to record holders by the Company or Rights which have been transferred must be rounded down to the nearest whole number in order to avoid issuing fractional shares.

                                    -I-

          The Rights will expire at 5:00 p.m., New York City time, on ____, 1999, unless extended (the "Expiration Date"). The Rights are eligible for trading on the New York Stock Exchange under the symbol "___ Rt".

          The number of Rights to which you are entitled is printed on the face of your Subscription Warrant. You should indicate your wishes with regard to the exercise or sale of your Rights by completing the appropriate form or forms on your Subscription Warrant and returning the certificate to ChaseMellon Shareholder Services, L.L.C. in the envelope provided.

               In order to exercise Rights, on or before 5:00 p.m., New York City time, on the Expiration Date, ChaseMellon Shareholder Services, L.L.C. must have received from you (1) your Subscription Warrant, or you must have timely complied with the guaranteed delivery requirements for your Subscription Warrants, and (2) payment of the full Subscription Price, including final clearance of any checks. You may not revoke any exercise of a Right.

1. SUBSCRIPTION PRIVILEGE.

               To exercise Rights, complete Form 1 and send your properly completed and executed Subscription Warrant, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. Payment of the Subscription Price must be made in U.S. dollars for the full number of Shares being subscribed for by (a) check or bank draft drawn upon a U.S. bank or U.S. postal money order payable to ChaseMellon Shareholder Services, L.L.C., as Subscription Agent, or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at The Chase Manhattan Bank, New York, NY, ABA No. 021 000 021, Attention: ChaseMellon Shareholder Services Reorg. Account: ________ (Applied Magnetics Corporation).

             The Subscription Price will be deemed to have been received by ChaseMellon Shareholder Services, L.L.C. only upon (i) the clearance of any uncertified check, (ii) the receipt by ChaseMellon Shareholder Services, L.L.C. of any certified check or bank draft drawn upon a U.S. bank or any U.S. postal money order, or (iii) the receipt of good funds in ChaseMellon Shareholder Services, L.L.C.'s account designated above. If you are paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, holders of the Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, U.S. postal money order or wire transfer of funds.

               Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. A Notice of Guaranteed Delivery must be properly signed and completed by both (i) the holder of a Subscription Warrant, and (ii) a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"). Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Warrant, the number of Rights being exercised pursuant to the Basic Subscription Privilege, and the number of Shares of Common Stock, if any, being subscribed for pursuant to the Oversubscription Privilege, and must guarantee the delivery to ChaseMellon Shareholder Services, L.L.C. of your properly completed and executed Subscription Warrants within three New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Warrant must be received by ChaseMellon Shareholder Services, L.L.C. within three New York Stock Exchange trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from ChaseMellon Shareholder Services, L.L.C., at the address, or by calling the telephone number, indicated below.

          You may also sell or transfer your Subscription Warrant, or request your broker or bank to exercise your Subscription Warrant on your behalf, in accordance with the procedures specified in instruction 3 below.

          Banks, brokers or other nominee holders of the Rights who exercise the Rights and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised, and the number of Shares that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more Shares of Common Stock are subscribed for pursuant to the Oversubscription Privilege than are available for sale, such Shares will be allocated, as described above, among persons exercising the Oversubscription Privilege in proportion to such persons' exercise of Rights pursuant to the Basic Subscription Privilege.

     The address and telecopier numbers of the Subscription Agent are as follows:

             By Mail:
                                       Facsimile Transmission                   By Hand:
                                    (eligible institutions only):
                                      -3-

     ChaseMellon Shareholder               (201) 296-4293               ChaseMellon Shareholder
         Services, L.L.C.                                                   Services, L.L.C
-----------------------------------------------------------------------------------------------------
       Post Office Box 3301                                             120 Broadway, 13th Floor
-----------------------------------------------------------------------------------------------------
   South Hackensack, NJ 07606      To confirm receipt of facsimile         New York, NY 10271
                                                only:
-----------------------------------------------------------------------------------------------------
 Attn: Reorganization Department           (201) 296-4860            Attn: Reorganization Department
-----------------------------------------------------------------------------------------------------
                                      If by Overnight Courier:
-----------------------------------------------------------------------------------------------------
                                       ChaseMellon Shareholder
                                          Services, L.L.C.
-----------------------------------------------------------------------------------------------------
                                      85 Challenger Road--Mail
                                             Drop--Reorg
-----------------------------------------------------------------------------------------------------
                                      Ridgefield Park, NJ 07660
-----------------------------------------------------------------------------------------------------
                                   Attn: Reorganization Department
-----------------------------------------------------------------------------------------------------


               The address, telephone and telecopier numbers of ChaseMellon Shareholder Services, L.L.C., for inquiries, information or requests for additional documentation is as follows:

                           450 W. 33rd Street, 14th Floor
                                 New York, NY 10001

                                   (212) 273-8070
                          (banks and brokers call collect)

                                   CALL TOLL-FREE
                                   (888) 224-2745

               If you exercise less than all of the Rights evidenced by your Subscription Warrant by so indicating in Form 1 of your Subscription Warrant, ChaseMellon Shareholder Services, L.L.C. will issue to you a new Subscription Warrant evidencing the unexercised Rights. However, if you choose to have a new Subscription Warrant sent to you, you may not receive the new Subscription Warrant in sufficient time to permit you to sell or exercise the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Shares to be purchased according to the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of Rights which may be exercised for the Subscription Price payment delivered by you;

and, to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Warrants delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole Shares equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

2. DELIVERY OF COMMON STOCK.

               The following deliveries and payments will be made to the address shown on the face of your Subscription Warrant unless you provide instructions to the contrary on Form 4.

               (a) Basic Subscription Privilege. As soon as practicable after the Expiration Date, ChaseMellon Shareholder Services, L.L.C. will mail to each Rights holder who validly exercises the Basic Subscription Privilege certificates representing Shares purchased pursuant to the Basic Subscription Privilege.

               (b) Oversubscription Privilege. As soon as practicable after the Expiration Date, ChaseMellon Shareholder Services, L.L.C. will mail to each Rights holder who validly exercises the Oversubscription Privilege the number of Shares allocated to such Rights holder pursuant to the Oversubscription Privilege. See "The Rights Offering--Basic and Oversubscription Privileges" in the Prospectus.

               (c) Cash Payments. As soon as practicable after the Expiration Date, ChaseMellon Shareholder Services, L.L.C. will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds, without interest, received in payment of the Subscription Price for each Share that is subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

3. TO SELL OR TRANSFER RIGHTS.

                (a) Sale or Exercise of Rights through a Bank or Broker. To sell or exercise all the Rights evidenced by a Subscription Warrant through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed Subscription Warrant to your bank or broker. Your Subscription Warrant should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, ChaseMellon Shareholder Services, L.L.C. may thereafter treat the bearer of the Subscription Warrant as the absolute owner of all of the Rights evidenced by such Subscription Warrant for all purposes, and ChaseMellon Shareholder Services, L.L.C. shall not be affected by any notice to the contrary. Because your bank or broker cannot issue subscription warrants, if you wish to sell or exercise less than all of the Rights evidenced by a Subscription Warrant, either you or your bank or broker must instruct ChaseMellon
Shareholder Services, L.L.C. as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your Subscription Warrant divided into Subscription Warrants of appropriate denominations by following the instructions in instruction 4 of these instructions. The Subscription Warrants evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this instruction 3(a).

               (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the Subscription Warrant and have your signature guaranteed by an Eligible Institution. A Subscription Warrant that has been properly transferred in its entirety may be exercised by a new holder without having a new Subscription Warrant issued. Because only ChaseMellon Shareholder Services, L.L.C. can issue Subscription Warrants, if you wish to transfer less than all of the Rights evidenced by your Subscription Warrant to a designated transferee, you must instruct ChaseMellon Shareholder Services, L.L.C. as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Subscription Warrant into Subscription Warrants of appropriate smaller denominations by following the instructions in instruction 4 below. The Subscription Warrant evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this instruction 3(b).

               (c) Sale of Rights Through the Subscription Agent. To sell all Rights evidenced by a Subscription Warrant through the Subscription Agent, so indicate on Form 3 and deliver your properly completed and exercised Subscription Warrant to the Subscription Agent. If you wish to sell less than all of the Rights evidenced by a Subscription Warrant, you must instruct ChaseMellon Shareholder Services, L.L.C. as to the action to be taken with respect to the Rights not sold, or you may have your Subscription Warrant divided into Subscription Warrants of appropriate denominations by following the instructions in instruction 4 of these instructions. The Subscription Warrant evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this instruction 3(c). Promptly following the Expiration Date, ChaseMellon Shareholder Services, L.L.C. will send the holder a check for the net proceeds from the sale of any Rights sold. Orders to sell Rights must be received by ChaseMellon Shareholder Services, L.L.C. on or before 11:00 a.m., New York City time on ____ ___, 1999. No assurance can be given that a market will develop for the Rights or that ChaseMellon Shareholder Services, L.L.C. will be able to sell any Rights.

4. TO HAVE A SUBSCRIPTION WARRANT DIVIDED INTO SMALLER DENOMINATIONS.

               Send your Subscription Warrant, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to ChaseMellon Shareholder Services, L.L.C., allowing a sufficient amount of time for new Subscription Warrants to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Subscription Warrants are to be issued in a name other than that in which the old Subscription Warrant was issued.

               Subscription Warrants may not be exercised in a manner that would result in the purchase of a fractional Share, and any instruction to do so will be rejected and rounded down to the nearest whole Share to the extent of payment actually received (with a refund to you of any excess payment actually received for any fractional Share by ChaseMellon Shareholder Services, L.L.C.). As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Subscription Warrants in time to enable you to complete a sale or exercise the associated Rights by the Expiration Date. Neither the Company nor ChaseMellon Shareholder Services, L.L.C. will be liable to either a transferor or transferee for any such delays.

5. EXECUTION.

               (a) Execution by Registered Holder. The signature on the Subscription Warrant must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Warrant without any alteration or change whatsoever. Persons who sign the Subscription Warrant in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by ChaseMellon Shareholder Services, L.L.C. in its sole and absolute discretion, must present to ChaseMellon Shareholder Services, L.L.C. satisfactory evidence of their authority to so act.

               (b) Execution by Person Other than Registered Holder. If the Subscription Warrant is executed by a person other than the holder named on the face of the Subscription Warrant, proper evidence of authority of the person executing the Subscription Warrant must accompany the same unless, for good cause, ChaseMellon Shareholder Services, L.L.C. dispenses with proof of authority.

               (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in instruction 3(b) above, to a transferee other than a bank or broker or ChaseMellon Shareholder Services, L.L.C., or if you specify special payment or delivery instructions pursuant to Form 4.

6. METHOD OF DELIVERY.

               The method of delivery of Subscription Warrants and payment of the Exercise Price to ChaseMellon Shareholder Services, L.L.C. will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to ChaseMellon Shareholder Services, L.L.C. and the clearance of any checks sent in payment of the Subscription Price prior to 5:00 p.m., New York City time, on the Expiration Date.

7. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

          In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of ChaseMellon Shareholder Services, L.L.C., together with payment of the Subscription Price for each Share of Common Stock subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege in respect of DTC Exercised Rights may not be exercised through DTC. The holder of a DTC Exercised Right may exercise the Oversubscription Privilege in respect of such DTC Exercised Right by properly executing and delivering to ChaseMellon Shareholder Services, L.L.C. at or prior to 5:00 p.m., New York City time on the Expiration Date, a DTC Participant Oversubscription Exercise Form, in the form available from ChaseMellon Shareholder Services, L.L.C., together with payment of the appropriate Subscription Price for the number of Shares for which the Oversubscription Privilege is to be exercised.

          If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by ChaseMellon Shareholder Services, L.L.C. in respect of such exercise of the Oversubscription Privilege on or prior to the Expiration Date.

8. SUBSTITUTE FORM W-9.

          Each Rights holder who elects to exercise the Rights and those foreign stockholders who allow ChaseMellon Shareholder Services, L.L.C. to sell such foreign holder's Rights should provide ChaseMellon Shareholder Services, L.L.C. with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included as Exhibit B hereto. Additional copies of the Substitute Form W-9 may be obtained upon request from ChaseMellon Shareholder Services, L.L.C. at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to (i) dividends that may be paid by the Company on Shares purchased upon the exercise of Rights (for those holders exercising Rights), or (ii) funds to be remitted to Rights holders in respect of Rights sold by ChaseMellon Shareholder Services, L.L.C. (for those holders electing to have ChaseMellon Shareholder Services, L.L.C. sell their Rights).